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                                                                     Exhibit 5.1

LATHAM & WATKINS LLP                      FIRM / AFFILIATE OFFICES

                                          Boston        New Jersey
                                          Brussels      New York
                                          Chicago       Northern Virginia
April 2, 2004                             Frankfurt     Orange County
                                          Hamburg       Paris
                                          Hong Kong     San Diego
                                          London        San Francisco
                                          Los Angeles   Silicon Valley
                                          Milan         Singapore
                                          Moscow        Tokyo
                                                        Washington, D.C.

Questcor Pharmaceuticals, Inc.
3260 Whipple Road
Union City, California 94587

                  Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the registration by Questcor Pharmaceuticals, Inc., a California corporation (the "Company"), of 4,878,201 shares of common stock, no par value per share (the "Shares"), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on April 2, 2004 (the "Registration Statement"), you have requested our opinion set forth below.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

         We are opining herein as to the effect on the subject transaction only of the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

         Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                           Very truly yours,

                                           /s/ Latham & Watkins LLP